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                                                                    EXHIBIT 99.1

[LOGO] GENAERA

                                                           FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation               The Trout Group/BMC Communications
Jennifer Bilotti                  Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020                    Brad Miles ext. 17 (media inquiries)
www.genaera.com                   (212) 477-9007

           Genaera Enters into Amendment Changing Terms of Conversion for Series C Convertible Preferred Stock

Plymouth Meeting, PA, June 11, 2003 /PRNewswire/ -- Genaera Corporation (NASDAQ:
GENR) today announced it has entered into an amendment to change the terms of conversion of the Series C convertible preferred stock recently purchased by Biotechnology Value Fund LP and associated entities, and by Ziff Asset Management LP. The amendment provides, among other things, that conversion to Genaera common stock may take place at the option of the holder before 18 months from issue, based upon the 20-day moving average of Genaera's stock price reaching the following milestones: 50% of the convertible stock shares may be converted if the 20-day moving average price of Genaera's common stock is greater than $3.00 per share (previously, established at $2.00 per share), and the remaining 50% may be converted if the 20-day moving average price of Genaera's common stock is greater than $4.00 per share.

"We appreciate the good faith and agreement of our convertible preferred holders to amend their rights for conversion to Genaera common stock so soon after the transaction was closed to better reflect the upward trend of our stock price concurrent with the closing, and their long-term investment philosophy," noted Roy C. Levitt, President and CEO.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for cancer and eye disease; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN(TM), a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease. For more information on Genaera, visit the company's website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results and future clinical development plans and prospects for Genaera's programs. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "develop," "continuing," and "progress," or other words of similar meaning. Genaera's actual results and performance could differ

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materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborators, including MedImmune, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.